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                                                                    EXHIBIT 23.2

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Stillwater Mining Company


In our opinion, the accompanying consolidated balance sheet at December 31, 1998 and the related consolidated statements of operations, of cash flows and of changes in shareholders' equity for the years ended December 31, 1998 and 1997 present fairly in all material respects, the financial position of Stillwater Mining Company and its subsidiary at December 31, 1998, and the results of their operations and the cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements if Stillwater Mining Company and its subsidiary for any period subsequent to December 31, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP




Denver, Colorado
February 3, 1999

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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-12455, 333-12419 and 333-58251) and on Form S-8
(Nos. 333-97358 and 333-70861) of Stillwater Mining Company of our report dated February 3, 1999 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 24, 2000